EXHIBIT 99.3

About Plug Power

Plug Power Inc. (NASDAQ: PLUG) is a global leader in the design, development, and deployment of clean, reliable, on-site energy products. The company, headquartered in Latham, NY, currently employs approximately 310 people. Since 2001, Plug Power has delivered more than 650 Plug Power fuel cell systems to customers worldwide. The company’s GenCore® fuel cell product is designed for backup power demands in telecommunications, broadband, utility and industrial uninterruptible power supply (UPS) applications. GenCore has been deployed with 17 telecommunications carriers and utility customers in North and South America, Europe, the United Kingdom, Japan and South Africa. In late 2005, Plug Power also began field-testing the next generation GenSys®, our continuous run fuel cell product. Please visit the company’s website at www.plugpower.com for additional information.

About the Investors

Interros, one of the largest private investment companies in Russia, is built upon long-term growth investing. The market value of assets under Interros management presently exceeds US$9.4 billion. The companies within the Interros group operate throughout Russia and in several European, Asian and North American countries. Interros has a reputation of being a reliable partner, enjoys well-deserved prestige in the business community and actively develops partnerships with Russian and foreign investors.

Norilsk Nickel is the world’s largest producer of palladium and nickel, the fourth-largest platinum producer in the world, and one of the top producers of gold and copper. The company produces 96% of the total Russian nickel output, 55% of copper and 95% of cobalt. Norilsk Nickel is a leader in the Russian domestic economy – its enterprises account for 4.3% of Russian exports.

Smart Hydrogen is an entity formed by the principal investors of Interros and Norilsk Nickel in order to participate in the hydrogen economy, and is the entity through which the investment is being made (the “Investor”).

About the Transaction

•	Plug Power and Smart Hydrogen have entered into a Stock Purchase Agreement and other supporting agreements, pursuant to which Plug Power will receive a $217 million equity investment.

•	Plug Power will receive the cash investment in exchange for shares of Class B Capital Stock convertible into 39.5 million shares of Plug Power’s common stock.

•	The purchase price per share of common stock in the transaction, on an as-converted basis, is $5.50.

•	The transaction is expected to close in summer 2006, subject to approval by Plug Power’s shareholders, regulatory approvals, including Hart-Scott-Rodino antitrust clearance and foreign investment review, and customary closing conditions.

•	In December 2005, the Investor purchased approximately 2.7 million shares of Plug Power common stock from General Electric. The Investor have also agreed to purchase 1.825 million shares of Plug Power common stock from DTE Energy upon closing the new investment. Immediately following the transaction closing, the Investor are expected to hold approximately 35% of Plug Power’s outstanding common stock on an as-converted basis.

•	The Class B Capital Stock is a new class of stock that is economically equivalent to, and convertible into, common stock. The Class B Stock will vote together with Plug Power common stock as a single class, with voting power equal to the number of shares of common stock issuable upon conversion. The terms of the Class B Capital Stock and the investment include certain rights and restrictions. The following is a topical summary of a subset of the rights and restrictions, some of which are only effective above specified Investor ownership percentages. For complete details regarding these or other provisions, please see Plug Power’s Form 8-K, filed on April 11, 2006 and available on the company’s website at www.plugpower.com.

Summary of Rights for Investor

•	Investor initially will be able to appoint four directors to Plug Power’s 11-member board. That number will be adjusted proportionately based on the Investor percentage ownership and the size of the board

•	Preemptive rights and other rights to maintain percentage ownership in Plug Power

•	Registration rights to register shares for sale in the open market, subject to restrictions noted below

•	Approval rights for certain company actions, including acquisitions above a specified size, issuance of dividends within two years, share repurchase within two years, and certain corporate governance actions

•	Co-sale right to sell shares in parallel with a company in a private equity transaction above a certain size to a single purchaser

•	Right to make an acquisition offer to the company prior to end of standstill (see below) in cases where the Plug Power board is considering another offer or soliciting offers to acquire the company

Summary of Restrictions for Investor

•	Investor will vote its shares in favor of Plug Power’s board nominees, other than the four directors appointed by Investor

•	For five years, Investor will not: acquire additional shares of Plug Power stock (except pursuant to preemptive rights), make an unsolicited acquisition proposal, engage in a proxy solicitation, or submit a stockholder proposal

•	For 18 months Investor will not sell shares other than to defined affiliates who agree to be bound by the same restrictions

•	For two years, Investor will not sell shares privately to an investor other than a defined affiliate buyer who would become a 5% stockholder

•	For two years, Investor will not sell shares privately to an investor other than defined affiliate buyers without first providing Plug Power with a right of first offer

•	The Class B Stock automatically converts to common stock upon a transfer to any party other than defined affiliates

Plug Power and Smart Hydrogen Partners	Role During the Investment Deal

Stephens Inc.	• Financial advisor to Plug Power

Goodwin Procter LLP	• Legal advisor to Plug Power

Citigroup Inc.	• Financial advisor to Interros and Norilsk Nickel

Baker Botts LLP	• Legal advisor to Interros and Norilsk Nickel

The Deal Management Team

Plug Power	• Dr. Roger B. Saillant, President & Chief Executive Officer

Interros	• Vladimir Potanin, President and principal investor

Norilsk Nickel	• Mikhail D. Prokhorov, General Director, Chairman and President, and principal investor

Post-Deal Projections

•	The investment will provide Plug Power with the opportunity to accelerate and expand its business strategy by strengthening its sales, marketing, research and development efforts.

•	Norilsk Nickel and its principal investors expect to see significant benefit as the success of fuel cell products results in greater demand for palladium and platinum.

•	Norilsk Nickel’s mining activities and other operations in remote sections of Russia create significant need for reliable and affordable energy production, an end market potentially served by the use of fuel cells. Plug Power’s developments can complement Norilsk’s needs.

•	The parties intend to explore collaboration opportunities, specifically focusing on the areas of technology and distribution.

•	This financial investment, coupled with Plug Power’s experience and capabilities developed over nearly nine years, are expected to yield exciting advancements in fuel cell technology.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated timing of the investment described herein. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the ability to satisfy the conditions to the consummation of the investment; the timing and content of the approvals necessary to consummate the investment; Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this document.

In connection with the proposed investment in Plug Power, Plug Power intends to file relevant materials with the SEC, including a proxy statement. STOCKHOLDERS OF PLUG POWER ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUG POWER AND THE TRANSACTION. The proxy statement and other relevant materials (when they become available) and any other documents filed by Plug Power with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Plug Power by contacting Plug Power Investor Relations at (518) 782-7700 or making a request through the investor relations section of Plug Power’s website. Plug Power’s stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the transaction.

Plug Power and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the stockholders of Plug Power in connection with the transaction. Information about the executive officers and directors of Plug Power and the number of shares of Plug Power common stock beneficially owned by such persons will be set forth in the proxy statement regarding the transaction. Stockholders may obtain additional information regarding the direct and indirect interests of Plug Power and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.